UOB RADANASIN BANK

                               Guarantee Contract

This contract is made at UOB Radanasin Bank Public Company Limited, on 20 June 2000, as evidence that :

-Signed-          Mr. Vichai Raksriaksorn, aged 42, Thai race, Thai nationality, residing at House No. 29, Soi Sukhumvit 64, Bang Chak Sub-district, Phra Khanong District, Bangkok Metropolis, and

-Signed-          Mr.   Viratana   Suntaranond,   aged  59,   Thai  race,   Thai
nationality, residing at House No. 141-143-145, Soi Sukha 1, Wat Ratchabopit Sub-district, Phra Nakhon District, Bangkok Metropolis,

hereinafter called the "Guarantor" consent to guarantee the performance of obligations of King Power Duty Fee Co., Ltd., hereinafter called the "Debtor," to UOB Radanasin Bank Public Company Limited, hereinafter called the "Bank," for the total amount of guarantee Baht 170,000,000.00 (One Hundred Seventy Million Baht Only), as follows :

1. The obligations under this guarantee contract are overdraft, loans, debt related to letter of credit, debt related to trust receipt, debt related to sale at a discount or acceptance of sale at a discount of promissory notes, debt related to aval/guarantee of the promissory notes by the bank as requested by the debtor or other debts related to promissory notes, debt related to the letters of guarantee issued by the bank for the debtor, and the existing debts the debtor has with the bank and/or the debts the debtor may have with the bank in the future, though the said debts may be one or several types or incurred at different times, and in whichever amount the debts may be, hereinafter called the "primary debt."

       Both parties mutually understand that the guarantor shall be liable to not only the guarantee amount prescribed above, but also the accessories thereof such as the unpaid interest and compensation payment of the debtor, encumbrances which are accessories of the primary debt, including all expenses that the bank has to pay in collection or litigation against the debtor for enforcement of performance of obligations as well.

       As the guarantee under this contract is for the existing primary debt that the debtor has with the bank and/or the debts the debtor may have with the bank in the future, the guarantor agree that for as long as the bank has not canceled the guarantee under this contract though at any time the debtor may have no obligation with the bank, the guarantor agree that this guarantee contract shall remain valid in order to guarantee the future debts.

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2.     In case the debtor is in default of repayment of the above  primary debt, be it all items or separate item, or there is a request for business reorganization of the debtor, or the debtor is sued for bankruptcy, or is subject to receivership by court order, or dies or becomes incompetence or quasi-incompetence or disappears or leaves the residence and cannot be found, under any circumstances that may cause the bank to be unable to receive repayment of the said primary debt, or the debtor can no longer take advantage of the beginning or the end of the term, the guarantor shall be liable jointly with the debtor as the joint debtor of the obligations under Clause 1 immediately, whereby the guarantor agree to perform the obligations to the bank promptly and/or consent the bank to deduct such amount and/or the right of claim of the guarantor under Clause 11 and/or enforce the pledged property of the guarantor under Clause 12, as the bank wishes, without having to demand the debtor to perform the obligations first, though the debtor may have property, but this shall not prejudice the right of the bank to proceed to demand or sue the debtor, the heir or the estate and/or the subrogee of the rights and duties of the debtor to perform the obligations first, as the bank deems appropriate. In such case, if the bank has not received performance of obligations, or has received not in full, the guarantor consent that the bank has taken such action for the guarantor, and the guarantor consent to pay the outstanding debt or the remaining amount promptly, and agree to make reimbursement on the fees and/or expenses the bank has paid for taking such action, whether the bank has notified the guarantor before or not, and whether the bank has demanded or sued the guarantor jointly with the debtor, the heir or the estate and/or the subrogee of the rights and duties of the debtor or not.

       In case any particular item of the primary debt guaranteed under this contract is a debt that the bank is binding to perform the obligations that the debtor has with a third party such as issuance of letter of guarantee, aval/guarantee of promissory notes or other debt in the said nature, the guarantor hereby consent that if the creditor according to the said right of claim demands payment from the bank according to the burden the bank has made, the bank is entitled to make such payment immediately without having to notify the guarantor and/or the debtor first, and it is not necessary to inquire the debtor whether the debtor has any defense against the creditor or not, or though the bank may be informed that the debtor has a defense against the creditor, but if the bank deems it appropriate the bank can make such payment without having to raise such defense against the creditor.

3. This guarantee shall be valid continuously, whereby the guarantor shall not revoke it under any circumstances, for as long as the company has not received performance of obligations under Clause 1 in full, and in case the guarantor dies, the guarantor consent that the obligations or duties of the guarantor under this contract shall devolve to the heir or the estate or the subrogee of the rights and duties of the guarantor in full amount of the obligations for as long as the bank has not received performance of the obligations under Clause 1 in full.

4. This guarantee shall bind the guarantor completely, though it may appear at a later date that the debtor shall not be liable to the bank due to the fact that such agreement was entered with misunderstanding or due to being an incompetent person, disregarding the fact that at the time of entering into this Guarantee Contract, the guarantor know of the misunderstanding or incompetence or not.

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5.     In case the debtor  dies and the bank has not sued for  enforcement  from the heir or the estate or the subrogee of rights and duties of the debtor, until one year from the date of death, the guarantor shall not raise preclusion by prescription as a defense against the bank, and shall consent to be liable to performance of the outstanding obligations jointly with the debtor as the joint debtor according to the outstanding amount the debtor has with the bank accordingly.

6. The guarantor consent the bank to grant leniency and/or reduce the debt and/or compromise and/or permit debt restructuring to the debtor on every occasion, whether the guarantor has been notified in advance or not, and that the guarantor shall waive the right on the debtor's defense against the bank when the bank demands the guarantor to comply with the contract.

7. Though it may appear that any act of the bank may cause the guarantor to be unable to subrogate, either in whole or in part, of the rights, mortgage, pledge or preference right which the debtor has submitted to the bank prior to or at the time of entering into this contract, the liabilities of the guarantor under this contract shall not be relieved, either in whole or in part.

8. The guarantor consent that any act of the debtor or a third party causing an interruption to the prescription of the debts under guarantee to the disadvantage of the debtor, it shall be the disadvantage of the guarantor as well.

9. As security for compliance with this contract, the guarantor consents to submit the following securities and/or property to the bank and/or consent to the following proceedings :...................................
       .........................................................................
       the guarantor confirm that the guarantor are the legitimate owner of the above securities and/or property, with no encumbrance whatsoever.

10. With regard to the property submitted to the bank under Clause 9, the guarantor and the bank agree that though such property may be retained at the premises of the guarantor or at the premises of the agent or the depository of the guarantor, or the guarantor or the agent or the depository of the guarantor continue to retain such property, it shall be deemed as retention on behalf and in the name of the bank, whereby or the guarantor or the agent or the depository of the guarantor shall be in the position of depository only. Retention of the property may be relocated to other place only after a written permission has been obtained from the bank. Should any damage occur to such property in whichever manner, the guarantor shall not cite it as a reason for refusal of liability, thereby the guarantor shall remain binding to perform the obligations under this contract to the bank in all respects. the guarantor shall not charge the fee or remuneration for retention of such property from the bank.

11. The guarantor consent the bank to deduct money from all deposit bank accounts the guarantor have with the bank and/or other money that the guarantor have with the bank and/or the guarantor are entitled to receive from the bank, including the money that the guarantor are the owner or the creditor of the bank, including all rights of claim the guarantor have with the bank or may claim from the bank for performance of obligations of the guarantor under this contract immediately.

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       In case there is no fund in the said bank account and/or other money that the guarantor have with the bank and/or the guarantor are entitled to receive from the bank, including the money that the guarantor are the owner or the creditor of the bank, including all rights of claim prescribed in the previous paragraph, for deduction, or there is some fund but insufficient for performance of obligations, the guarantor consent the bank to exercise discretion to debit the amount that the guarantor must be responsible for the whole amount or the amount after deduction of the debt, into the current deposit account that the guarantor have with the bank in order for the guarantor to remain in debt of overdraft to onwards, and the guarantor consent to pay accumulated interest for the overdraft to the bank at the maximum interest rate for general customers as announced by the bank under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount, which at the time of making this contract was fixed at 12.25% p.a., and is subject to change as announced by the bank from time to time. However, if it appears that the overdraft exceeding the agreed amount, the guarantor consent the bank to charge interest for the debt exceeding the agreed amount or temporary at the maximum interest rate of the overdraft exceeding the agreed amount temporary that the bank announced under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount, which at the time of making this contract was fixed at 18.00% p.a. and is subject to change as announced by the bank from time to time. If the guarantor is in default of the conditions set forth in the application form for opening a current deposit account and/or the Overdraft Agreement made with the bank, the guarantor consent to pay interest at the maximum interest rate for the default customers that the bank announced under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount, which at the time of making this contract was fixed at 18.00% p.a. and is subject to change as announced by the bank from time to time instead of the said maximum interest rate according to the general practice of charging accumulated interest in the current deposit account of commercial banks, from the date on which overdraft incurred onwards.

12. The guarantor agree that if there are other property of the guarantor in possession of the bank, it shall be deemed that the guarantor have pledged such property with the bank as well, and the guarantor consent the bank to enforce the pledged property for performance of obligations of the guarantor.

13. In case of one or several guarantors at this time, or the bank deems to have one or several persons to be the guarantor additionally at this time or at a later date, the bank has the right to relieve the guarantee or change the guarantor, without having to notify or obtain the consent of any or all guarantors, be it the relieve or change of one or several guarantors, or relieve the guarantee either in whole or in part.

       If the bank has taken any action described in the previous paragraph, the remaining guarantor(s) consent to continue to be liable to the primary debt in full and in all respects, whereby the said relieve or change of the guarantor shall not be the cause for relieving the liabilities under this contract, either in whole or in part, and it shall not be cited as the reason and/or benefit as a defense which may occur under Section 293 and Section 296 of the Civil and Commercial Code, as the reason for relieving the liabilities or the defense against the bank in order to be relieved from the liabilities.

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14.    All  correspondence,  collection letter,  notice or other documents to be forwarded to the guarantor, by registered or regular mail, or by messenger, if having been forwarded to the above address herein, it shall be deemed as having been legitimately forwarded to the guarantor, without regard to whether there is a recipient or not, and though it could not be forwarded due to the fact that such address has been changed or demolished and the guarantor has failed to notify such change or demolition  in writing to the bank,  or due to the fact that such address
       could  not  be  found,   it  shall  be  deemed  that  the  guarantor  has
       acknowledged the same accordingly.

The guarantor, having read and understood this contract and found it to be in accordance with their intention, hereunder sign their names on the date indicated above.

                                            - signed -            Guarantor
                                    (Mr. Vichai Raksriaksorn)


                                            - signed -            Guarantor
                                   (Mr. Viratana Suntaranond)


                                            - signed -            Witness
                                  (Miss Sutthida Sutthiprasoet)


                                            - signed -            Witness
                                     (Bunsit Chawiwongwiwat)